SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 18, 1997 AND PROSPECTUS SUPPLEMENT DATED FEBRUARY 20, 1997)

                                 $198,507,953                        [NORWEST
                                                                       LOGO]
                                 (APPROXIMATE)

                NORWEST ASSET SECURITIES CORPORATION ("NASCOR")
                                    SELLER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-3
       PRINCIPAL AND INTEREST PAYABLE MONTHLY, COMMENCING IN MARCH 1997

                                ---------------

  The table on page S-72 of the Prospectus Supplement is hereby replaced in its entirety with the following:

                                                      LIQUIDATION
YEAR OF                                                FREQUENCY   LOSS SEVERITY
ORIGINATION                                          PERCENTAGE(A) PERCENTAGE(B)
-----------                                          ------------- -------------
1987................................................     1.10%        31.97%
1988................................................     0.71%        32.26%
1989................................................     1.46%        30.18%
1990................................................     0.66%        25.28%
1991................................................     0.26%        23.34%
1992................................................     0.14%        16.04%
1993................................................     0.07%        18.16%
1994................................................     0.06%         0.42%
1995................................................     0.03%         4.38%
1996................................................     0.00%         0.00%

-------
(a) The liquidation frequency percentage is determined by dividing the original principal balance of liquidated 30 Year RELO Mortgage Loans originated during such year by the original principal balance of 30 Year RELO Mortgage Loans originated during such year.

(b) The loss severity percentage is determined by dividing the amount of losses resulting from liquidated 30 Year RELO Mortgage Loans originated during such year by the original principal balance of liquidated 30 Year RELO Mortgage Loans originated during such year.

                                ---------------

                           BEAR, STEARNS & CO. INC.

                                 APRIL 1, 1997